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                                                                     Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CPI ACQUISITION CORP.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         CPI Acquisition Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         This Certificate of Amendment (this "Certificate"), having been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders of Corporation, amends Article I of the Restated Certificate of Incorporation of the Corporation to read as follows:

                                    ARTICLE I

                  The name of the corporation is CPI Holdco, Inc. (the "Corporation").

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         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the
Corporation and on behalf of the Corporation in the capacity specified under the undersigned's name, has duly executed this Certificate of Amendment as of March 11, 2004.

                                                      /s/ O. Joe Caldarelli
                                                      -------------------------
                                                      O. Joe Caldarelli
                                                      Chief Executive Officer